Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Stephanie Gregor Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2016 Results
GAAP revenue growth of 5 percent and GAAP EPS increase of 4 percent;
Internal revenue growth of 4 percent and adjusted EPS increase of 11 percent;
Operating cash flow increased 9 percent and free cash flow increased 12 percent year to date;
Full year 2016 adjusted EPS outlook raised to 14 to 15 percent growth

Brookfield, Wis., October 26, 2016 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the third quarter of 2016.

Third Quarter 2016 GAAP Results
GAAP revenue for the company increased 5 percent in the third quarter to $1.38 billion, with 8 percent growth in the Payments segment and 2 percent growth in the Financial segment, compared to the third quarter of 2015. GAAP revenue for the company increased 5 percent in the first nine months of 2016 to $4.07 billion, with 8 percent growth in the Payments segment and 1 percent growth in the Financial segment, compared to the prior year period.

GAAP earnings per share was $0.96 in the third quarter and $3.18 in the first nine months of 2016, increasing 4 percent and 46 percent, respectively, compared to the prior year periods. GAAP earnings per share in the third quarter of 2015 included an $0.08 per share gain on the sale of a subsidiary business at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49% interest. During the first nine months, GAAP earnings per share also included a net investment gain of $0.39 per share in 2016 driven by the sale of a business interest at StoneRiver and debt extinguishment and refinancing costs of $0.25 per share in 2015.

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GAAP operating margin was 26.8 percent in the third quarter and 26.3 percent in the first nine months of 2016, increasing 80 basis points and 100 basis points, respectively, compared to the prior year periods.

Net cash provided by operating activities was $1.04 billion in the first nine months of 2016 compared with $955 million in the prior year period, an increase of 9 percent.

"Strong operating performance in the quarter drove double-digit adjusted earnings per share growth and excellent free cash flow," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Outstanding sales results in the quarter should provide additional market momentum and growth."

Third Quarter 2016 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 5 percent in both the third quarter and first nine months to $1.31 billion and $3.86 billion, respectively, compared to the prior year periods.

•	Internal revenue growth for the company was 4 percent in the third quarter, driven by 5 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Internal revenue growth for the company was 4 percent in the first nine months of 2016, led by 6 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Adjusted earnings per share increased 11 percent in the third quarter to $1.14 and 15 percent in the first nine months of 2016 to $3.28 compared to the prior year periods.

•	Adjusted operating margin decreased 30 basis points to 32.8 percent in the quarter and increased 20 basis points to 32.2 percent in the first nine months compared to the prior year periods.

•	Free cash flow increased 12 percent to $747 million in the first nine months of 2016 compared to the prior year period.

•	Sales performance increased 34 percent in the quarter and 21 percent in the first nine months of 2016 compared to the prior year periods.

•
The company repurchased 3.1 million shares of common stock for $329 million in the third quarter and 9.3 million shares of common stock for $933 million in the first nine months of 2016. As of September 30, 2016, the company had 8.1 million remaining shares authorized for repurchase.

Outlook for 2016
Fiserv expects 2016 internal revenue growth of 4 percent and adjusted earnings per share in a range of $4.43 to $4.46, which represents 14 to 15 percent growth over 2015.

"We continue to expect strong operating results despite a slight shortfall in revenue growth for the year. We anticipate revenue growth to accelerate in the fourth quarter and into 2017," said Yabuki.

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Earnings Conference Call
The company will discuss its third quarter 2016 results on a conference call and webcast at 4 p.m. CT on Wednesday, October 26, 2016. To register for the event, go to www.fiserv.com and click on the Q3 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients to achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more than 30 years, Fiserv has been a global leader in financial services technology. Fiserv is a FORTUNE® 500 company and this year was honored to be named a FORTUNE magazine's World's Most Admired Company for the third consecutive year. In 2015 the company was recognized among Forbes magazine’s America’s Best Employers. For more information, visit www.fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share" and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders' ability to evaluate our performance as such measures provide additional insights into the factors and trends affecting our business. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and low visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 11 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of our operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use

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this information to make operating decisions, including the allocation of resources to our various businesses.

Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 10. We believe internal revenue growth is useful because it presents revenue growth excluding the effects of acquisitions and dispositions and the impact of postage reimbursements in our Output Solutions business, and including deferred revenue purchase accounting adjustments. We believe free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Processing and services	$1,160	$1,125	$3,441	$3,301
Product	220	188	633	585
Total revenue	1,380	1,313	4,074	3,886

Expenses
Cost of processing and services	551	541	1,651	1,625
Cost of product	186	172	547	521
Selling, general and administrative	274	258	806	758
Total expenses	1,011	971	3,004	2,904

Operating income	369	342	1,070	982
Interest expense	(41)	(41)	(121)	(131)
Interest and investment (loss) income - net	—	—	(7)	1
Loss on early debt extinguishment	—	—	—	(85)

Income before income taxes and income from investment in unconsolidated affiliate	328	301	942	767
Income tax provision	(114)	(117)	(373)	(279)
Income from investment in unconsolidated affiliate	—	34	146	35

Net income	$214	$218	$715	$523

GAAP earnings per share - diluted	$0.96	$0.92	$3.18	$2.18

Diluted shares used in computing earnings per share	222.7	237.0	225.2	240.1

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

GAAP net income	$214	$218	$715	$523
Adjustments:
Merger, integration and other costs [1]	18	15	41	28
Severance costs	3	4	11	13
Amortization of acquisition-related intangible assets	39	50	119	149
Debt extinguishment and refinancing costs	—	—	—	92
Tax impact of adjustments [2]	(21)	(24)	(60)	(99)
StoneRiver and other investment activity [3]	—	(32)	(139)	(32)
Tax impact of StoneRiver and other investment activity [2]	—	14	52	14
Adjusted net income	$253	$245	$739	$688

GAAP earnings per share	$0.96	$0.92	$3.18	$2.18
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.05	0.04	0.12	0.08
Severance costs	0.01	0.01	0.03	0.04
Amortization of acquisition-related intangible assets	0.11	0.14	0.34	0.40
Debt extinguishment and refinancing costs	—	—	—	0.25
StoneRiver and other investment activity [3]	—	(0.08)	(0.39)	(0.08)
Adjusted earnings per share	$1.14	$1.03	$3.28	$2.86

[1]
Merger, integration and other costs include acquisition and related integration costs of $29 million in 2016, including a $10 million non-cash impairment charge during the first quarter associated with the decision to replace an existing software solution with software purchased in a business acquisition; certain costs associated with the achievement of the company's operational effectiveness objectives, including expenses related to data center and real estate consolidation activities; and a non-cash expense in 2015 related to the modification of certain employee equity award agreements.

[2]
The tax impact of adjustments is calculated using a tax rate of 35 percent, which approximates the company's annual effective tax rate, exclusive of the actual tax impacts associated with StoneRiver transactions.

[3]
Represents the company's share of net gains on the sales of a business interest and a subsidiary business at StoneRiver, as well as a non-cash write-off of a $7 million investment in the first quarter of 2016.

See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total Company
Revenue	$1,380	$1,313	$4,074	$3,886
Output Solutions postage reimbursements	(72)	(71)	(221)	(228)
Deferred revenue purchase accounting adjustments	2	1	4	3
Adjusted revenue	$1,310	$1,243	$3,857	$3,661

Operating income	$369	$342	$1,070	$982
Merger, integration and other costs	18	15	41	28
Severance costs	3	4	11	13
Amortization of acquisition-related intangible assets	39	50	119	149
Adjusted operating income	$429	$411	$1,241	$1,172
Operating margin	26.8%	26.0%	26.3%	25.3%
Adjusted operating margin	32.8%	33.1%	32.2%	32.0%

Payments and Industry Products ("Payments")
Revenue	$772	$714	$2,284	$2,111
Output Solutions postage reimbursements	(72)	(71)	(221)	(228)
Deferred revenue purchase accounting adjustments	1	—	2	—
Adjusted revenue	$701	$643	$2,065	$1,883

Operating income	$241	$217	$703	$616
Merger, integration and other costs	1	—	2	—
Adjusted operating income	$242	$217	$705	$616
Operating margin	31.2%	30.4%	30.8%	29.2%
Adjusted operating margin	34.4%	33.7%	34.1%	32.7%

Financial Institution Services ("Financial")
Revenue	$623	$612	$1,834	$1,813
Deferred revenue purchase accounting adjustments	1	1	2	3
Adjusted revenue	$624	$613	$1,836	$1,816

Operating income	$209	$218	$606	$631
Operating margin	33.5%	35.6%	33.1%	34.8%
Adjusted operating margin	33.5%	35.5%	33.0%	34.8%

Corporate and Other
Revenue	$(15)	$(13)	$(44)	$(38)

Operating loss	$(81)	$(93)	$(239)	$(265)
Merger, integration and other costs	17	15	39	28
Severance costs	3	4	11	13
Amortization of acquisition-related intangible assets	39	50	119	149
Adjusted operating loss	$(22)	$(24)	$(70)	$(75)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income	$715	$523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	187	163
Amortization of acquisition-related intangible assets	119	149
Share-based compensation	54	51
Excess tax benefits from share-based awards	(46)	(34)
Deferred income taxes	7	(2)
Income from investment in unconsolidated affiliate	(146)	(35)
Dividends from unconsolidated affiliate	140	36
Non-cash impairment charges	17	4
Loss on early debt extinguishment	—	85
Other operating activities	(2)	3
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(15)	16
Prepaid expenses and other assets	(40)	(64)
Accounts payable and other liabilities	111	135
Deferred revenue	(59)	(75)
Net cash provided by operating activities	1,042	955

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(223)	(292)
Payments for acquisitions of businesses	(265)	—
Other investing activities	2	(4)
Net cash used in investing activities	(486)	(296)

Cash flows from financing activities
Debt proceeds	1,711	2,392
Debt repayments, including redemption and other costs	(1,380)	(2,058)
Proceeds from issuance of treasury stock	65	60
Purchases of treasury stock, including employee shares withheld for tax obligations	(970)	(1,066)
Excess tax benefits from share-based awards	46	34
Other financing activities	—	(6)
Net cash used in financing activities	(528)	(644)

Net change in cash and cash equivalents	28	15
Cash and cash equivalents, beginning balance	275	294
Cash and cash equivalents, ending balance	$303	$309

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$303	$275
Trade accounts receivable – net	830	802
Prepaid expenses and other current assets	467	429
Total current assets	1,600	1,506

Property and equipment – net	403	396
Intangible assets – net	1,868	1,872
Goodwill	5,375	5,200
Other long-term assets	391	366
Total assets	$9,637	$9,340

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,129	$1,024
Current maturities of long-term debt	6	5
Deferred revenue	413	473
Total current liabilities	1,548	1,502

Long-term debt	4,624	4,288
Deferred income taxes	742	726
Other long-term liabilities	154	164
Total liabilities	7,068	6,680
Shareholders' equity	2,569	2,660
Total liabilities and shareholders' equity	$9,637	$9,340

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Payments Segment	5%	6%
Financial Segment	2%	1%
Total Company	4%	4%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the third quarter of 2016, acquired revenue was $25 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $2 million (all in the Financial segment). During the first nine months of 2016, acquired revenue was $64 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $6 million (all in the Financial segment).

Free Cash Flow	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$1,042	$955
Capital expenditures [1]	(223)	(292)
Other adjustments [1,2]	(72)	3
Free cash flow	$747	$666

[1]
2015 includes $62 million of capital expenditures, primarily leasehold improvements and furniture and equipment related to the company's Atlanta facility consolidation, of which $25 million is offset by landlord reimbursements reported in net cash provided by operating activities, and $37 million of non-reimbursable building expenditures is included in "other adjustments."

[2]
Free cash flow excludes tax-effected severance, merger and integration payments; certain cash distributions from StoneRiver; cash tax benefits on early debt extinguishment; and other items which management believes may not be indicative of the future free cash flow of the company. "Other adjustments" removes cash distributions, net of related tax payments, from StoneRiver of $101 million and $32 million in the first nine months of 2016 and 2015, respectively.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - Fiserv's internal revenue growth outlook for 2016 excludes the effects of acquisitions and dispositions and the impact of postage reimbursements in our Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to impact 2016 revenue growth by approximately 1 percent.

Adjusted Earnings Per Share - Fiserv's adjusted earnings per share outlook for 2016 excludes certain non-cash or other items to enhance our shareholders' ability to evaluate our performance as such measures provide additional insights into the factors and trends affecting our business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of our operational effectiveness objectives. As of September 30, 2016, we estimate that the annual amortization expense with respect to acquired intangible assets will approximate $160 million in 2016. Other adjustments to earnings per share that have been incurred to date are presented on page 6. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and low visibility of these items.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E
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